                                                                    Exhibit 23.5


                                                     [GRANT THORNTON LETTERHEAD]






                       CONSENT OF INDEPENDENT ACCOUNTANTS





     We have issued our report dated October 17, 1996, accompanying the financial statements of Bank of Weirton as of December 31, 1995 and for each of the two years in the period then ended incorporated by reference in Form S-4 regarding Commercial Bancshares, Incorporated, and WesBanco, Inc., dated February 5, 1998. We consent to the incorporation by reference of the aforementioned report in the joint Proxy Statement/Prospectus, and to the use of our name as it appears under the caption "Experts".


                                   /s/ GRANT THORNTON LLP


Chicago, Illinois
February 5, 1998